UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

Peloton Interactive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39058	47-3533761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York	10001
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 567-0006

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

In connection with the proposed global refinancing referred to in Item 8.01 below, Peloton Interactive, Inc. (the “Company”) has made available an investor presentation on its investor relations website. Such investor presentation can be accessed at https://investor.onepeloton.com/investor-relations.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 8.01	Other Events.

On May 20, 2024, the Company issued a press release to announce the launch of a global refinancing, pursuant to which it is proposing to offer (the “Offering”) $275.0 aggregate principal amount of convertible senior notes due 2029 (the “Notes”) and enter into a $1.0 billion five-year term loan facility (the “New Term Loan Facility”) and a $100.0 million five-year revolving credit facility (together with the New Term Loan Facility, the “New Credit Facilities”). The Notes will be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

The Company intends to use the net proceeds of the Offering and the New Credit Facilities, together with cash on hand, to repurchase approximately $800.0 million aggregate principal amount of its 0.00% convertible senior notes due 2026 (the “Existing Notes”), to refinance its existing term loan and revolving credit facilities and to pay fees and expenses related thereto. The closing of the Offering, the entry into the New Credit Facilities and the repurchase of the Existing Notes are not cross-conditioned upon each other, except the entry into the New Credit Facilities is conditioned upon the repurchase of at least $800.0 million aggregate principal amount of the Existing Notes.

A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated May 20, 2024, announcing the launch of the proposed offering of the Notes and entry into the New Credit Facilities

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2024		PELOTON INTERACTIVE, INC.

	By:	/s/ Tammy Albarrán
	Name:	Tammy Albarrán
	Title:	Chief Legal Officer